Exhibit 99.1


               NEWPOWER FILES VOLUNTARY PETITION FOR CHAPTER 11

PURCHASE, NY, June 11, 2002 - NewPower Holdings, Inc. (PINK SHEETS: NWPW) and its subsidiaries TNPC Holdings, Inc. and The New Power Company (collectively NewPower) today announced that they have filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U. S. Bankruptcy Court for the Northern District of Georgia.

In 2001 and 2002 several factors severely and adversely affected NewPower's liquidity and cash resources and accordingly the company has been facing the substantial risk of not being able to continue to operate as an independent entity. During the past few months, NewPower has been reviewing all of its strategic alternatives and is in discussion with several parties concerning the sale of its assets. The Chapter 11 filing offers a process that allows the potential purchasers to acquire these assets free of liability and also enables NewPower to continue the operation of its business during the sale approval process. Accordingly, NewPower expects that the delivery of commodity and service to customers will continue without disruption.

As announced yesterday and subject to bankruptcy court approval, NewPower has agreed to transition all of its Texas power customers in the TXU service area to Reliant Energy Retail Services, LLC, and its customers in the Reliant service area to TXU Energy Retail Company LP.

NewPower plans to seek permission in a variety of first day motions with the bankruptcy court to approve the transition of the company's Texas customers to Reliant and TXU and to continue to



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make payments for employees' payroll and benefits and for certain suppliers and vendors in the normal course of business, among other matters.

About NewPower Holdings, Inc.

NewPower Holdings, Inc. through The New Power Company, is the first national provider of electricity and natural gas to residential and small commercial customers in the United States. The Company offers consumers in restructured retail energy markets competitive energy prices, pricing choices, improved customer service and other innovative products, services and incentives.

Cautionary Statement
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These statements involve risks and uncertainties and may differ materially from actual future events or results. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance that our goals will be achieved. The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Important factors that could cause actual results to differ from estimates or projections contained in the forward-looking statements include our limited operating history; delays or changes in the rules for the restructuring of the electric and natural gas markets; our ability to attract and retain customers; our ability to manage our energy requirements and sell energy at a sufficient margin given the volatility in prices for electricity and natural gas; the effect of commodity volatility on collateral requirements and liquidity; our dependence on third parties to provide critical functions to us and to our customers; and conditions of the capital markets affecting the availability of capital. Readers are referred to the Company's Annual Report on Form 10-K for the year ending December 31, 2001, our Registration Statement on Form S-1 (No. 333.41412), and the Company's filing on Form 8-K dated October 19, 2001, all on file with the Securities and Exchange Commission, for a discussion of factors that could cause actual results to differ materially from these forward-looking statements.


For more information, reporters may contact:
Gael Doar
Director of Corporate Communications
Gdoar@newpower.com
(914) 697-2451
Analysts and investors may contact:

Kathryn Corbally
Vice President, Investor Relations
The New Power Company
kathryn.corbally@newpower.com
(914) 697-2444



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